Exhibit 99.2
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On August 1, 2024, Occidental Petroleum Corporation (“Occidental”) consummated the purchase of CrownRock, L.P. (“CrownRock”) for total consideration of approximately $12.4 billion (“the acquisition”) consisting of approximately $9.4 billion of cash consideration (inclusive of and subject to certain working capital and other customary purchase price adjustments), approximately 29.6 million shares of common stock of Occidental, and the assumption of $1.2 billion of existing debt of CrownRock and its subsidiaries. Concurrent with the acquisition closing, Occidental issued approximately $9.7 billion aggregate principal amount of new debt.

The unaudited pro forma condensed combined financial statements (the “pro forma financial statements”) presented below have been prepared from the respective historical consolidated financial statements of Occidental and CrownRock and have been adjusted to reflect (i) the completion of the acquisition, (ii) Occidental’s incurrence of approximately $9.7 billion aggregate principal amount of new indebtedness, (iii) the issuance of approximately 29.6 million shares of Occidental’s common stock and (iv) the redemption of CrownRock’s unsecured senior notes due in 2025 (the “CrownRock 2025 notes”). The unaudited pro forma condensed combined balance sheet (the “pro forma balance sheet”) is presented as if the transactions had been completed on June 30, 2024. The unaudited pro forma combined statements of operations (the “pro forma statements of operations”) for the year ended December 31, 2023, and for the six months ended June 30, 2024, are presented as if the transactions had been completed on January 1, 2023. The amounts related to discontinued operations in Occidental’s Quarterly Report on Form 10-Q for the period ended June 30, 2024 have been excluded from the pro forma statements of operations.

The pro forma financial statements have been prepared from, and should be read in conjunction with, (i) the unaudited consolidated financial statements of Occidental contained in its Quarterly Report on Form 10-Q for the period ended June 30, 2024, (ii) the unaudited condensed consolidated financial statements of CrownRock for the six months ended June 30, 2024 included as Exhibit 99.1 to the Current Report on Form 8-K which these pro forma financial statements are filed with as Exhibit 99.2, (iii) the audited consolidated financial statements of Occidental contained in its Annual Report on Form 10-K for the year ended December 31, 2023 and (iv) the audited consolidated financial statements of CrownRock for the year ended December 31, 2023, included as Exhibit 99.1 to Occidental’s Current Report on Form 8-K filed on July 19, 2024. Certain of CrownRock’s historical amounts have been reclassified to conform to Occidental’s financial statement presentation.

The pro forma financial statements have been prepared to reflect adjustments to Occidental’s historical consolidated financial information that are (i) directly attributable to the acquisition, (ii) factually supportable and (iii) with respect to the pro forma statements of operations only, expected to have a continuing impact on Occidental’s results.

The pro forma financial statements reflect the following pro forma adjustments, based on available information and certain assumptions that Occidental believes are reasonable:

•    the acquisition of CrownRock under the acquisition method of accounting;
•    the assumption of liabilities for expenses related to the transactions;
•    the incurrence by Occidental of $9.7 billion of new indebtedness, consisting of (i) $2.0 billion in term loans with a maturity of 364 days and $2.7 billion in term loans with a maturity of two years borrowed under a term loan agreement with Bank of America, N.A., as administrative agent, and certain financial institutions party thereto, as lenders, and (ii) $5.0 billion in senior unsecured long-term debt issued in lieu of borrowings pursuant to, and termination of, a 364-day senior unsecured bridge loan facility;
•the redemption of the CrownRock 2025 notes, totaling approximately $868 million; and
•the issuance of approximately 29.6 million shares of Occidental’s common stock

The pro forma financial statements do not include the realization of cost savings from operating efficiencies, revenue synergies or other integration costs expected to result from the acquisition.

The pro forma financial statements have been prepared using the acquisition method of accounting using the accounting guidance in Accounting Standards Codification 805, Business Combinations (“ASC 805”), with Occidental treated as the acquirer. The acquisition method of accounting is dependent upon certain valuations and other studies that, as of the date of these pro forma financial statements, have yet to commence or progress to a stage where there is sufficient information for a definitive measure. As indicated in the pro forma financial statements and under “—Purchase Price and Allocation” below, Occidental has performed a preliminary valuation analysis of the fair value of CrownRock’s assets acquired and liabilities assumed and has made certain adjustments to the historical book values of the assets and liabilities of CrownRock to reflect preliminary estimates of the fair values necessary to prepare the pro forma financial statements. Occidental is performing a detailed review of CrownRock’s accounting policies. Accordingly, the pro forma financial statements and pro forma adjustments are preliminary and have been made solely for the purpose of preparing the pro forma financial statements. Amounts used in these pro forma financial statements will differ from ultimate amounts once Occidental has completed the valuation studies necessary to finalize the required purchase price allocation and identified any necessary conforming accounting policy changes for CrownRock. Differences between these preliminary estimates and the final acquisition accounting may have a material impact on the pro forma financial statements and the combined company’s future results of operations and financial position.

The pro forma financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or consolidated financial position of Occidental would have been had the transactions occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position.

The pro forma financial statements and related notes should be read in conjunction with the separate historical consolidated financial statements and related notes of Occidental included in its Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Report on Form 10-Q for the period ended June 30, 2024, and CrownRock included as Exhibit 99.1 to Occidental’s Current Report on Form 8-K filed on July 19, 2024 and Exhibit 99.1 to the Current Report on Form 8-K which these pro forma financial statements are filed with as Exhibit 99.2.

Purchase Price and Allocation

The aggregate value of the purchase price is approximately $11.1 billion based on the closing price of Occidental common stock of $59.38 on August 1, 2024.

Purchase Price
The following table summarizes the cash and common stock components of the approximate purchase price:

in millions, except per-share amounts	Total
Cash portion of purchase price	$9,100
Closing Adjustments
Net Working Capital and Other Purchase Price Adjustments	257
Pre-closing dividends declared by Occidental	$13
Total Cash Purchase Price	$9,370
Total shares of Occidental common stock issued	29.6
Share price of Occidental common stock	$59.38
Stock portion of purchase price	$1,755
Total preliminary purchase price	$11,125
Occidental has incurred approximately $9.7 billion aggregate principal amount of new indebtedness and has used or will use, as applicable, available cash to finance the cash purchase price of the acquisition, redeem the CrownRock 2025 notes and pay related fees and expenses.
Preliminary Purchase Price Allocation
The preliminary allocation of the approximate purchase price to the fair values of assets acquired and liabilities assumed includes pro forma adjustments for the fair value of CrownRock's assets and liabilities. The final allocation will be determined once Occidental has completed the necessary detailed valuation analysis and calculations. The final allocation could differ materially from the preliminary allocation used in these pro forma financial statements and related pro forma adjustments.

Occidental has performed a preliminary valuation analysis of the fair market value of the CrownRock assets acquired and liabilities assumed and the related allocations to such items of the approximate purchase price. The following table summarizes the allocation of the preliminary purchase price:

in millions	As of June 30, 2024
Fair value of assets acquired:
Cash and cash equivalents	$431
Trade receivables, net	220
Other current assets	2
Property, plant and equipment, net	11,875
Amount attributable to assets acquired	$12,528
Fair value of liabilities assumed:
Accrued liabilities	111
Long-term debt	1,244
Asset retirement obligations	48
Amount attributable to liabilities assumed	$1,403
Fair value of net assets acquired:	$11,125
Goodwill as of June 30, 2024:	$—
Total preliminary purchase price:	$11,125

Changes in future commodity prices, reserve estimates, other changes in cost assumptions and other facts and circumstances could result in changes to the fair value of the assets identified above.

OCCIDENTAL PETROLEUM CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
JUNE 30, 2024

	Occidental Historical	CrownRock Historical (Adjusted)	Debt Issuance		Acquisition Accounting and Related Transactions		Occidental Combined Pro Forma
in millions
ASSETS
Current Assets
Cash and cash equivalents	1,845	431	9,646	(a)	(9,370)	(a)	1,636
					(48)	(a)
					(868)	(a)
Trade receivables	3,896	220	—		—		4,116
Inventories	2,813	—	—		—		2,813
Other current assets	1,538	2	—		—		1,540
Total current assets	10,092	653	9,646		(10,286)		10,105

Investments in Unconsolidated Entities	3,460	—	—		—		3,460
Property, plant and equipment
Oil and gas	111,881	7,702	—		4,173	(b)	123,756
Chemical	8,520	—	—		—		8,520
Midstream and marketing	8,730	—	—		—		8,730
Corporate	1,091	8	—		(8)	(f)	1,091
Gross property, plant and equipment	130,222	7,710	—		4,165		142,097
Accumulated depreciation, depletion and amortization	(71,352)	(3,533)	—		3,533	(b)	(71,352)
Net property, plant, and equipment	58,870	4,177	—		7,698		70,745
Operating lease assets	1,022	—	—		—		1,022
Other long-term assets	2,772	8	—		(8)	(b)	2,772
TOTAL ASSETS	76,216	4,838	9,646		(2,596)		88,104

See accompanying notes to unaudited pro forma condensed combined financial statements.

OCCIDENTAL PETROLEUM CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
JUNE 30, 2024

	Occidental Historical	CrownRock Historical (Adjusted)	Debt Issuance		Acquisition Accounting and Related Transactions		Occidental Combined Pro Forma
in millions
LIABILITIES AND EQUITY
Current Liabilities
Current maturities of long-term debt	1,347	—	2,000	(c)	—		3,347
Current operating lease liabilities	410	—	—		—		410
Accounts payable	4,282	—	—		—		4,282
Accrued liabilities	3,660	111	—		—		3,771
Total current liabilities	9,699	111	2,000		—		11,810

Long-term debt, net	18,390	1,239	7,646	(c)	5	(b)	26,412
					(868)	(a)

Deferred credits and other liabilities
Deferred income taxes, net	5,680	—	—		—		5,680
Asset retirement obligations	3,848	48	—		—		3,896
Pension and postretirement obligations	935	—	—		—		935
Environmental remediation liabilities	857	—	—		—		857
Operating lease liabilities	668	—	—		—		668
Other	3,880	—	—		—		3,880
Total deferred credits and other liabilities	15,868	48	—		—		15,916

Equity
Preferred stock, at par value	8,287	—	—		—		8,287
Common stock, at par value	227	—	—		6	(g)	233
Treasury stock	(15,591)	—	—		—		(15,591)
Additional paid-in capital	17,928	3,440	—		(1,691)	(g)	19,677
Retained earnings	20,938	—	—		(48)	(a)	20,890
Accumulated other comprehensive income	264	—	—		—		264
Total stockholders’ equity	32,053	3,440	—		(1,733)		33,760
Non-controlling interest	206	—			—		206
Total equity	32,259	3,440	—		(1,733)		33,966

TOTAL LIABILITIES AND EQUITY	76,216	4,838	9,646		(2,596)		88,104
See accompanying notes to unaudited pro forma condensed combined financial statements.

OCCIDENTAL PETROLEUM CORPORATION
UNAUDITED PRO FORMA STATEMENT OF COMBINED OPERATIONS
SIX MONTHS ENDED JUNE 30, 2024

in millions except per-share amounts	Occidental Historical	CrownRock Historical (Adjusted)	Debt Issuance		Acquisition Accounting and Related Transactions		Occidental Combined Pro Forma

Revenues and other income
Net sales	12,792	1,265	—		—		14,057
Interest, dividends and other income	70	6	—		—		76
Gains (losses) on sales of assets and other, net	27	—	—		—		27
Total	12,889	1,271	—		—		14,160
Costs and other deductions
Oil and gas lease operating expense	2,340	216	—		—		2,556
Transportation and gathering expense	758	—	—		—		758
Chemical and midstream cost of sales	1,563	—	—		—		1,563
Purchased commodities	175	—	—		—		175
Selling, general and administrative expenses	518	9	—		—		527
Other operating and non-operating expense	754	—	—		—		754
Taxes other than on income	500	65	—		—		565
Depreciation, depletion and amortization	3,468	325	—		110	(d)	3,903
Acquisition-related costs	26	—	—		—		26
Exploration expense	149	—	—		—		149
Interest and debt expense, net	536	39	306	(c)	(24)	(c)	857
Total	10,787	654	306		86		11,833
Income (loss) before income taxes and other items	2,102	617	(306)		(86)		2,327
Other items
Income from equity investments and other	543	(2)	—		—		541
Total	543	(2)	—		—		541
Income (loss) before income taxes	2,645	615	(306)		(86)		2,868
Income tax expense	(769)	—	67	(e)	(117)	(e)	(819)
Income (loss) from continuing operations	1,876	615	(239)		(203)		2,049
Less: Net income attributable to noncontrolling interests	(8)	—	—		—		(8)
Less: Preferred stock dividends	(340)	—	—		—		(340)
Income (loss) from continuing operations attributable to Common Stockholders	1,528	615	(239)		(203)		1,701
Net income from continuing operations attributable to common stockholders—basic	$1.71						$1.84
Net income from continuing operations attributable to common stockholders—diluted	$1.59						$1.72

Weighted-average number of basic shares	889.2				29.6	(i)	918.8
Diluted weighted-average common shares	954.1				29.6	(i)	983.7
See accompanying notes to unaudited pro forma condensed combined financial statements.

OCCIDENTAL PETROLEUM CORPORATION
UNAUDITED PRO FORMA STATEMENT OF COMBINED OPERATIONS
YEAR ENDED DECEMBER 31, 2023

in millions except per-share amounts	Occidental Historical	CrownRock Historical (Adjusted)	Debt Issuance		Acquisition Accounting and Related Transactions		Occidental Combined Pro Forma

Revenues and other income
Net sales	28,257	2,521	—		(1)	(f)	30,777
Interest, dividends and other income	139	5	—		(1)	(f)	143
Gains (losses) on sales of assets and other, net	522	2	—		(24)	(f)	500
Total	28,918	2,528	—		(26)		31,420
Costs and other deductions
Oil and gas lease operating expense	4,677	386	—		(2)	(f)	5,061
Transportation and gathering expense	1,481	—	—		—		1,481
Chemical and midstream cost of sales	3,116	—	—		—		3,116
Purchased commodities	2,009	—	—		—		2,009
Selling, general and administrative expenses	1,083	24	—		(1)	(f)	1,106
Other operating and non-operating expense	1,084	—	—		—		1,084
Taxes other than on income	1,087	139	—		—		1,226
Depreciation, depletion and amortization	6,865	635	—		187	(d)(f)	7,687
Asset impairments and other charges	209	—	—		—		209
Acquisition-related costs	26	—	—		—		26
Exploration expense	441	6	—		(5)	(f)	442
Interest and debt expense, net	945	82	613	(c)	(49)	(c)	1,591
Total	23,023	1,272	613		130		25,038
Income (loss) before income taxes and other items	5,895	1,256	(613)		(156)		6,382
Other items
Income from equity investments and other	534	23	—		—		557
Total	534	23	—		—		557
Income (loss) from continuing operations before income taxes	6,429	1,279	(613)		(156)		6,939
Income tax expense	(1,733)	—	135	(e)	(247)	(e)	(1,845)
Income (loss) from continuing operations	4,696	1,279	(478)		(403)		5,094
Less: Preferred stock dividends and redemption premiums	(923)	—	—		—		(923)
Income (loss) from continuing operations attributable to Common Stockholders	3,773	1,279	(478)		(403)		4,171
Net income attributable to common stockholders—basic	$4.22						$4.52
Net income attributable to common stockholders—diluted	$3.90						$4.19

Weighted-average number of basic shares	889.2				29.6	(i)	918.8
Diluted weighted-average common shares	960.9				29.6	(i)	990.5
See accompanying notes to unaudited pro forma condensed combined financial statements.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
a)    Reflects sources of/(uses of) cash upon the completion of the acquisition as follows:

millions	As of June 30, 2024
Issuance of indebtedness	$9,700
Issuance costs	(54)
Net cash from issuance of indebtedness	$9,646

Cash portion of preliminary purchase price	$9,100
Net working capital and other purchase price adjustments	257
Pre-closing dividends declared by Occidental	13
Total cash purchase price	$9,370

Acquisition-related transaction costs[1]	$(48)
Redemption of CrownRock 2025 notes	$(868)
1 Represents an estimate of acquisition-related transaction costs, including fees related to advisory, legal, investment banking and other professional services, all of which are directly attributable to the acquisition. These are non-recurring charges and have been excluded from the unaudited pro forma statements of operations.

b)    Reflects the fair value adjustments to CrownRock’s assets and liabilities, including property, plant, and equipment and debt. See "Purchase Price and Allocation" above.

c)    Represents pro forma adjustments to current and long-term debt, which includes the incurrence of $9.7 billion aggregate principal amount of new indebtedness, with a weighted average annual interest rate of 6.22%, yielding net proceeds of $2.0 billion and $7.6 billion in current and long-term debt, respectively. Proceeds are net of $54 million in debt issuance costs. Interest rates are based on underlying U.S. Treasury rates adjusted for Occidental's anticipated credit spreads across a range of maturities.

in millions, except for interest rates	Principal Amount	Interest Rate (1)	Estimated interest expense for the six months ended June 30, 2024	Estimated interest expense for the year ended December 31, 2023
Notes	5,000	5.47%	$137	$273
Term loan (364 day)	2,000	6.94%	69	139
Term loan (2 year)	2,700	7.07%	95	191
Total debt assumed issued	$9,700	6.22%	$301	$603

Amortization of term loan debt issuance costs			2	4
Amortization of notes debt issuance costs			3	6
Total interest expense			$306	$613

1 The interest rates for the term loans are the July 30, 2024 SOFR of 5.342% plus the applicable margin as specified in the respective debt agreements. The rate for the notes is the pro-forma weighted average interest rate as issued.

Occidental has elected to redeem approximately $868 million of the $1.2 billion of assumed debt of CrownRock after the closing of the acquisition, which is reflected above in Note (a). The redemption of the CrownRock 2025 notes results in a decrease in CrownRock’s interest expense of $24 million and $49 million for the six months ended June 30, 2024 and the year ended December 31, 2023, respectively.

A 1/8 of a percent change in the interest rate of the $4.7 billion in term loans would increase or decrease the interest expense by $3 million for the six months ended June 30, 2024 and $6 million for the year ended December 31, 2023.

d)    Reflects adjustments to historical depreciation, depletion and amortization ("DD&A") expense related to the step up of property, plant and equipment to estimated fair value. Pro forma DD&A expense related to the assets acquired through the acquisition is $110 million for the six months ended June 30, 2024 and $189 million for the year ended December 31, 2023.

e)    Reflects the income tax effects of the pro forma adjustments included in the pro forma statements of operations for the six months ended June 30, 2024 and for the year ended December 31, 2023, including an adjustment for income taxes for historical CrownRock that would have been recorded as a result of the acquisition. The effective tax rate of the combined company could be significantly different from what is presented in these pro forma financial statements for a variety of reasons, including post-merger activities.

f)    Reflects adjustments to eliminate CrownRock’s historical revenue and expense related to certain subsidiaries retained by CrownQuest Operating, LLC (“CrownQuest”), the parent company of CrownRock, per the purchase agreement. Revenue and expenses related to such subsidiaries totaled $26 million and $10 million, respectively, for the year ended December 31, 2023. These subsidiaries were distributed to CrownQuest as of January 31, 2024. Revenue and expenses related to these subsidiaries for the month of January are immaterial.

g)    Reflects elimination of CrownRock Partners’ Capital and issuance of 29.6 million shares of Occidental common stock, totaling approximately $1.8 billion in common stock based on the August 1, 2024 share price of $59.38:

in millions	As of June 30, 2024
Stock portion of purchase price:
Common stock, $0.20 per share par value, issued in the acquisition	$6
Pro forma adjustment to paid-in capital in excess of par value for common stock issued in the acquisition	1,749
Stock portion of purchase price	$1,755

Acquisition adjustment to paid-in capital in excess of par value for common stock:
Pro forma adjustment to paid-in capital in excess of par value for common stock issued in the acquisition	$1,749
Elimination of CrownRock Partners’ Capital	(3,440)
Acquisition adjustment to paid-in capital in excess of par value for common stock	(1,691)

h)     The following reclassifications were made to conform CrownRock's historical financial results to Occidental's presentation on the pro forma financial statements:

Balance Sheet in millions	As of June 30, 2024
	Reclassification from CrownRock Historical	Reclassification to CrownRock Historical (Adjusted)
Assets
Trade receivables	$	$220.2
Other current assets		1.6
Property, plant and equipment
Oil and gas		7,702.0
Corporate		8.0
Accumulated depreciation, depletion and amortization		(3,533.0)
Other long-term assets		8.4
Accounts receivable - related party
Oil and natural gas	189.9
Other	30.3
Prepaid costs and other current assets	1.6
Oil and natural gas properties, net, successful efforts method of accounting	4,034.0
Other property and equipment, net	143.0
Deferred loan costs, net	8.4
Liabilities
Accrued liabilities		110.8
Accrued drilling cost – related party	81.9
Other accrued liabilities – related party	15.2
Accrued interest payable	13.3
Asset retirement obligations, current portion	0.4
Equity
Additional paid-in capital		3,440.0
CrownRock, L.P. Partners' Capital	3,440.0
Total	$7,958	$7,958

Income Statement in millions	For six months ended June 30, 2024		For the year ended December 31, 2023
	Reclassification from CrownRock Historical	Reclassification to CrownRock Historical (Adjusted)	Reclassification from CrownRock Historical	Reclassification to CrownRock Historical (Adjusted)
Revenues and other income
Net sales	$	$1,264.5	$	$2,520.9
Interest, dividends and other income		6.4		4.8
Gains on sales of assets and other, net		—		2.1
Oil and natural gas sales	1,187.0		2,381.9
Gain on sales and exchanges of oil and natural gas properties	—		2.1
Saltwater disposal	40.9		66.9
Gathering system rent and transportation fees	26.3		47.9
Fresh water supply	7.8		20.0
Surface ownership	2.4		4.1
Interest income	6.4		4.8
Costs and other deductions
Oil and gas lease operating expense		215.9		385.5
Selling, general and administrative expenses		8.6		24.2
Taxes other than on income		64.7		138.8
Depreciation, depletion and amortization		1.1		2.0
Lease operating expense	215.9		385.5
Production and ad valorem taxes	64.7		138.8
Accretion of discount on asset retirement obligation	1.1		2.0
General and administrative	8.6		24.2
Other items
Income from equity investments and other		(1.5)		23.2
Gain (loss) on derivatives not designated as hedges	—		0.2
Gain on extinguishment of debt	—		1.5
Other income (expense), net	(1.5)		21.5
Total	$1,560	$1,560	$3,101	$3,101

i)     Reflects the issuance of approximately 29.6 million shares of Occidental common stock to the holders of the CrownRock interests as a portion of the consideration for the acquisition. The following table reconciles historical and pro forma basic and diluted earnings per share utilizing the two-class method for the periods indicated:

in millions, except per-share amounts	For six months ended June 30, 2024		For year ended December 31, 2023
	Occidental Historical	Occidental Combined Pro Forma	Occidental Historical	Occidental Combined Pro Forma
Income from continuing operations attributable to common stock	$1,528	$1,701	$3,773	$4,171
Less: Net income allocated to participating securities	(10)	(10)	(21)	(21)
Net income, net of participating securities	$1,518	$1,691	$3,752	$4,150

Weighted-average number of basic shares	889.2	918.8	889.2	918.8
Dilutive securities	64.9	64.9	71.7	71.7
Diluted weighted average common shares outstanding	954.1	983.7	960.9	990.5

Basic income from continuing ops per common share	$1.71	$1.84	$4.22	$4.52
Diluted income from continuing ops per common share	$1.59	$1.72	$3.90	$4.19

Supplemental Pro Forma Crude Oil, Natural Gas Liquids ("NGLs") and Natural Gas Reserves Information
The following tables present the estimated pro forma combined net proved developed and undeveloped crude oil, NGLs and natural gas reserves as of December 31, 2023, along with a summary of changes in quantities of net remaining proved reserves during the year ended December 31, 2023.
The following estimated pro forma reserve information is not necessarily indicative of the results that might have occurred had the transactions been completed on January 1, 2023 and is not intended to be a projection of future results. Future results may vary significantly from the results reflected because of various factors, including those discussed in the section entitled "Risk Factors" in Occidental’s Annual Report on Form 10-K for the year ended December 31, 2023.

Oil Reserves	Occidental Historical	CrownRock Historical	Occidental Combined Pro Forma
in millions of barrels (MMbbl)
PROVED DEVELOPED AND UNDEVELOPED RESERVES
Balance at December 31, 2022	1,913	249	2,162
Revisions of previous estimates	168	(14)	154
Improved recovery	18	—	18
Extensions and discoveries	62	64	126
Purchases of proved reserves	14	—	14
Sales of proved reserves	(1)	—	(1)
Production	(234)	(27)	(261)
Balance at December 31, 2023	1,940	272	2,212
DOMESTIC PROVED RESERVES	1,600	272	1,872
INTERNATIONAL PROVED RESERVES	340	—	340
PROVED DEVELOPED RESERVES
December 31, 2023	1,398	122	1,520
PROVED UNDEVELOPED RESERVES
December 31, 2023	542	150	692
NGL Reserves	Occidental Historical	CrownRock Historical	Occidental Combined Pro Forma
in millions of barrels (MMbbl)
PROVED DEVELOPED AND UNDEVELOPED RESERVES
Balance at December 31, 2022	846	181	1,027
Revisions of previous estimates	185	9	194
Improved recovery	2	—	2
Extensions and discoveries	45	41	86
Purchases of proved reserves	9	—	9
Sales of proved reserves	(1)	—	(1)
Production	(103)	(15)	(118)
Balance at December 31, 2023	983	216	1,199
DOMESTIC PROVED RESERVES	802	216	1,018
INTERNATIONAL PROVED RESERVES	181	—	181
PROVED DEVELOPED RESERVES
December 31, 2023	639	112	751
PROVED UNDEVELOPED RESERVES
December 31, 2023	344	104	448

Natural Gas Reserves in billions of cubic feet (Bcf) PROVED DEVELOPED AND UNDEVELOPED RESERVES	Occidental Historical	CrownRock Historical	Occidental Combined Pro Forma
Balance at December 31, 2022	6,350	865	7,215
Revisions of previous estimates	319	80	399
Improved recovery	18	—	18
Extensions and discoveries	273	203	476
Purchases of proved reserves	50	—	50
Sales of proved reserves	(2)	—	(2)
Production	(656)	(73)	(729)
Balance at December 31, 2023	6,352	1,075	7,427
DOMESTIC PROVED RESERVES	4,235	1,075	5,310
INTERNATIONAL PROVED RESERVES	2,117	—	2,117
PROVED DEVELOPED RESERVES
December 31, 2023	4,277	558	4,835
PROVED UNDEVELOPED RESERVES
December 31, 2023	2,075	517	2,592
Total Reserves	Occidental Historical	CrownRock Historical	Occidental Combined Pro Forma
in millions of BOE (MMBOE)
PROVED DEVELOPED AND UNDEVELOPED RESERVES
Balance at December 31, 2022	3,817	574	4,391
Revisions of previous estimates	406	8	414
Improved recovery	23	—	23
Extensions and discoveries	153	138	291
Purchases of proved reserves	31	—	31
Sales of proved reserves	(2)	—	(2)
Production	(446)	(54)	(500)
Balance at December 31, 2023	3,982	666	4,648
DOMESTIC PROVED RESERVES	3,108	666	3,774
INTERNATIONAL PROVED RESERVES	874	—	874
PROVED DEVELOPED RESERVES
December 31, 2023	2,750	326	3,076
PROVED UNDEVELOPED RESERVES
December 31, 2023	1,232	340	1,572

Standardized measure of discounted future net cash flows
The following tables present the estimated pro forma discounted future net cash flows at December 31, 2023. The pro forma standardized measure information set forth below gives effect to the transactions as if the transactions had been completed on January 1, 2023. The disclosures below were determined by referencing the "Standardized Measure of Discounted Future Net Cash Flows" reported in Occidental's Annual Report on Form 10-K for the year ended December 31, 2023 and in the consolidated financial statements and related notes of CrownRock for the year ended December 31, 2023. An explanation of the underlying methodology applied, as required by U.S. Securities and Exchange Commission regulations, can be found within Occidental’s Annual Report on Form 10-K for the year ended December 31, 2023 and CrownRock’s consolidated financial statements and related notes for the year ended December 31, 2023. The calculations assume the continuation of existing economic, operating and contractual conditions at December 31, 2023.
Therefore, the following estimated pro forma standardized measure is not necessarily indicative of the results that might have occurred had the transactions been completed on January 1, 2023 and is not intended to be a projection of future results. Future results may vary significantly from the results reflected because of various factors, including those discussed in the section entitled "Risk Factors" in Occidental’s Annual Report on Form 10-K for the year ended December 31, 2023.

in millions	Occidental Historical	CrownRock Historical	Occidental Combined Pro Forma
AS OF DECEMBER 31, 2023
Future cash inflows	$178,491	$25,759	$204,250
Future costs
Production costs and other operating expenses	(69,785)	(7,646)	(77,431)
Development costs	(23,110)	(3,349)	(26,459)
Future income tax expense	(15,336)	—	(15,336)
Future net cash flows	$70,260	$14,764	$85,024
Ten percent discount factor	(29,958)	(6,390)	(36,348)
Standardized measure of discounted future net cash flows	$40,302	$8,374	$48,676

Changes in the standardized measure of discounted future net cash flows from proved reserve quantities
The changes in the pro forma standardized measure of discounted future net cash flows relating to proved crude oil, NGLs and natural gas reserves for the year ended December 31, 2023 are as follows:

in millions	Occidental Historical	CrownRock Historical	Occidental Combined Pro Forma
Beginning of year	$58,152	$12,263	$70,415
Sales and transfers of oil and gas produced, net of production costs and other operating expenses	(14,318)	(1,858)	(16,176)
Net change in prices received per barrel, net of production costs and other operating expenses	(23,774)	(4,255)	(28,029)
Extensions, discoveries and improved recovery, net of future production and development costs	2,910	1,553	4,463
Change in estimated future development costs	(3,430)	965	(2,465)
Revisions of quantity estimates	6,313	(589)	5,724
Previously estimated development costs incurred during the period	2,584	—	2,584
Accretion of discount	6,152	1,226	7,378
Net change in income taxes	5,575	—	5,575
Purchases and sales of reserves in place, net	404	(4)	400
Changes in production rates and other	(266)	(927)	(1,193)
Net change	(17,850)	(3,889)	(21,739)
End of year	$40,302	$8,374	$48,676